EXHIBIT 99.1


                                 PRESS RELEASE

FOR IMMEDIATE RELEASE:                            CONTACT:

Titanium Metals Corporation                       J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300                         Vice President - Finance
Denver, Colorado  80202                           (303) 296-5617


                     TIMET DECLARES  THIRD QUARTER DIVIDEND


     DENVER, COLORADO . . . July 21, 1999 . . . Titanium Metals Corporation (NYSE:TIE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of four cents ($0.04) per share of common stock, payable on September 15, 1999 to stockholders of record as of the close of business on September 1, 1999.

     Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.


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